UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 14, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX 79851 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2012, Texas Rare Earth Resources Corp. (the “Registrant”) and Mr. Anthony Garcia mutually agreed upon the resignation of Mr. Garcia as the Registrant’s Senior Vice President of Project Development and Engineering effective retroactively to August 31, 2012.  In connection with Mr. Garcia’s resignation as the Registrant’s Senior Vice President of Project Development, the Registrant entered into a Confidential Severance, Waiver and Release Agreement with Mr. Garcia, dated September 14, 2012, to be retroactively effective August 31, 2012, whereby in exchange for a full general release and waiver of any obligations owed by the Registrant to Mr. Garcia,  Mr. Garcia is entitled to receive:  (i) continuation of his current salary of $200,000, as of the time of termination, for a period of twelve months (minus applicable withholding), paid through the Registrant’s payroll practices; and (2) continuation of health benefits through the Registrant’s payment of his COBRA premiums, if elected within the time period required by law, during the period from September 1, 2012 through February 28, 2013 (or such shorter period as Mr. Garcia is entitled to COBRA continuation coverage under the terms of the Registrant’s insurance policies or plans).

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in Item 1.01 above, effective retroactively August 31, 2012, the Registrant and Mr. Garcia mutually agreed upon the resignation of Mr. Garcia as the Registrant’s Senior Vice President of Project Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: September 20, 2012	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer